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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young, LLP, Independent Auditors


We consent to the use of our report dated May 3, 2002 (except Note 7, as to which the date is December 30, 2002), with respect to the financial statements of CryoGen, Inc., in this Current Report on Form 8-K/A of American Medical Systems, Inc. dated March 17, 2003.


                                             /s/ ERNST & YOUNG LLP



San Diego, California
March 14, 2003